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                                SUBSIDIARIES OF BATTLE MOUNTAIN GOLD COMPANY


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                                                                                    Jurisdiction of
             Subsidiary                                                               Organization
             ----------                                                             ----------------
Battle Mountain (Australia) Inc.                                                        Delaware
Battle Mountain (Canada) Inc.                                                            Nevada
Battle Mountain (Dominican Republic) Inc.                                                Nevada
Battle Mountain Exploration Company                                                      Texas
Battle Mountain Finance Company                                                          Nevada
Battle Mountain (Irian Jaya) Ltd.                                                        Nevada
Battle Mountain (Kayan) Inc.                                                             Nevada
Battle Mountain (Ketungau) Inc.                                                          Nevada
Battle Mountain North America Inc.                                                       Nevada
Battle Mountain (Pacific) Ltd.                                                           Nevada
Battle Mountain Resources Inc.                                                           Nevada
Battle Mountain Sales Corporation                                                 U.S. Virgin Islands
Battle Mountain Services Inc.                                                            Nevada
BMG Sub, Inc.                                                                           Delaware
Compania Minera El Condor                                                                Nevada
Compania Minera La Barca S.A. (85%)                                                     Bolivia
Compania Minera Vicuna                                                                   Nevada
Empresa Minera Inti Raymi S.A. (85%)                                                    Bolivia
Empresa Minera La Joya S.R.L. (51%)                                                     Bolivia
Inversiones Mineras del Inca, S.A. (52.6%)                                          Santiago, Chile
Kori Kollo Corporation                                                                  Delaware
Minera BMG   Nevada
Minera BMG de Chile, Inc.                                                                Nevada
Minera BMG de Mexico, S. de R.L. de C.V.                                                 Mexico
Minera Hispaniola, S.A.                                                            Dominican Republic
Mt. Blanca Land and Cattle Company                                                       Nevada
Niugini Mining Limited (52.6%)                                                      Papua New Guinea
Niugini Mining (Australia) Pty. Ltd. (52.6%)                                           Australia
Pajingo Gold Mine Pty. Ltd.                                                      Queensland, Australia
Red Dome Pty. Ltd. (52.6%)                                                       Queensland, Australia
SERMAT S.A. (85%)                                                                       Bolivia
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